EXHIBIT 99.1

BARNES & NOBLE TO EVALUATE SALE OF RETAIL BUSINESS

NEW YORK – (BUSINESS WIRE) – February 25, 2013 — Barnes & Noble, Inc. (NYSE: BKS), the leading retailer of content, digital media and educational products, today announced that its Board of Directors has received notice from Mr. Leonard Riggio, the Company’s founder, largest stockholder and Chairman of the Board, that Mr. Riggio plans to propose to purchase all of the assets of the retail business of Barnes & Noble.  Mr. Riggio’s plans with respect to a proposal are set forth in an amendment to his Schedule 13D filed today with the SEC.

The process of evaluating a proposal and negotiation of any transaction will be overseen by a Strategic Committee of three independent directors: David G. Golden, David A. Wilson and Patricia L. Higgins, who is Chair of the Strategic Committee.  The Strategic Committee has selected Evercore Partners to serve as its financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP to serve as its legal advisor.

There can be no assurance that the review of Mr. Riggio’s proposal or the consideration of any transaction will result in a sale of the retail business or in any other transaction. There is no timetable for the Strategic Committee’s review.  The Company does not intend to comment further regarding the evaluation of Mr. Riggio’s proposal, unless and until definitive agreements for a transaction are entered into or the Strategic Committee determines to conclude the process.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is a Fortune 500 company and the leading retailer of content, digital media and educational products. The company operates 689 Barnes & Noble bookstores in 50 states, and one of the Web’s largest e-commerce sites, BN.com (www.bn.com). Its NOOK Media LLC subsidiary is a leader in the emerging digital reading and digital education markets. The NOOK digital business offers award-winning NOOK® products and an expansive collection of digital reading and entertainment content through the NOOK Store™ (www.nook.com), while Barnes & Noble College Booksellers, LLC operates 674 bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble is proud to be named a J.D. Power and Associates 2012 Customer Service Champion and is only one of 50 U.S. companies so named. Barnes & Noble.com is ranked the number one online retailer in customer satisfaction in the book, music and video category and a Top 10 online retailer overall in customer satisfaction according to ForeSee E-Retail Satisfaction Index (Spring Top 100 Edition).

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will”, “forecasts”, “projections”, and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, risk that international expansion will not be successfully achieved or may be achieved later than expected, possible disruptions in Barnes & Noble’s computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible risks that inventory in channels of distribution may be larger than able to be sold, possible risk that component parts will be rendered obsolete or otherwise not be able to be effectively utilized in devices to be sold, possible risk that financial and operational forecasts and projections are not achieved, possible risk that returns from consumers or channels of distribution may be greater than estimated, the risk that the expected sales lift from Borders’ store closures is not achieved in whole or part, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of Barnes & Noble’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, the potential adverse impact on the business resulting from the review of a potential separation of the NOOK digital or retail business, the potential impact on Barnes & Noble’s remaining business of the sale of all or any portion of the retail business, the risk that the transactions with Microsoft do not achieve the expected benefits for the parties including the risk that NOOK Media LLC’s applications are not commercially successful or that the expected distribution of those applications is not achieved, the risk that any subsequent spin-off, split-off or other disposition by Barnes & Noble of its interest in NOOK Media LLC results in adverse impacts on Barnes & Noble or NOOK Media LLC (including as a result of termination of agreements and other adverse impacts), the potential impact on Barnes & Noble’s retail business of the separation of NOOK Media LLC, the potential tax consequences for Barnes & Noble and its shareholders of a subsequent spin-off, split-off or other disposition by Barnes & Noble of its interest in NOOK Media LLC or its retail business, the risk that the international expansion contemplated by the relationship or otherwise is not successful or is delayed, the risk that NOOK Media LLC is not able to perform its obligations under the commercial agreement, including with respect to the development of applications and international expansion, and the consequences thereof, the costs and disruptions arising out of any such separation of the NOOK digital and College businesses or the retail business, the risk that Barnes & Noble may not recoup its investments in the NOOK digital business as part of any separation transaction, the risks, difficulties, and uncertainties that may result from the separation of businesses that were previously co-mingled including necessary ongoing relationships, and potential for adverse customer impacts and other factors which may be outside of Barnes & Noble’s control, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K and Form 10-K/A, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC. Our forward looking statements relating to international expansion are also subject to the following risks, among others that may affect the introduction, success and timing of the NOOK e-reader and content in countries outside the United States: we may not be successful in reaching agreements with international companies, the terms of agreements that we reach may not be advantageous to us, our NOOK device may require technological changes to comply with applicable laws, and marketplace acceptance and other companies have already entered the marketplace with products that have achieved some customer acceptance.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

CONTACT:

Media:
Mary Ellen Keating
Senior Vice President
Corporate Communications
Barnes & Noble, Inc.
212-633-3323
mkeating@bn.com
or
Investors:
Andy Milevoj
Vice President, Investor Relations
Barnes & Noble, Inc.
212-633-3489
amilevoj@bn.com